Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V33860-S83740 For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! CHESAPEAKE ENERGY CORPORATION 6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118 The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. ! ! ! 1. Approval of the issuance of shares of the Chesapeake Common Stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among Chesapeake Energy Corporation ("Chesapeake") and Southwestern Energy Company and Hulk Merger Sub, Inc. and Hulk LLC Sub, LLC, a copy of which is attached as Annex A to the joint proxy statement/prospectus (the "Stock Issuance Proposal"). 2. Approval of, by non-binding, advisory vote, certain compensation arrangements for Chesapeake's named executive officers in connection with the Merger contemplated by the Merger Agreement. 3. Approval of the adjournment of the Chesapeake Special Meeting, if necessary or appropriate, to solicit additional votes from shareholders if there are not sufficient votes to adopt the Stock Issuance Proposal. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on [TBD]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHK2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements and proxy cards electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk. SCAN TO VIEW MATERIALS & VOTEw

V33861-S83740 Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. PROXY CHESAPEAKE ENERGY CORPORATION Special Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS [TBD] [TBD] Central Time The undersigned hereby appoints Michael Wichterich, Domenic J. Dell’Osso, Jr. and Benjamin E. Russ, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) that the undersigned would be entitled to vote, if personally present, at the Company’s Special Meeting of Shareholders to be held on [TBD], at [TBD], Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, FOR PROPOSALS 1, 2 AND 3.